                                                                    EXHIBIT 99.3

              LUMEN TECHNOLOGIES, INC. (FORMERLY BEC GROUP, INC.)
                          INTERIM FINANCIAL STATEMENTS

                            LUMEN TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)


                                                                      (Unaudited)
                                                                      -----------
                                                                     September 30,   December 31,
                                                                     -------------   ------------
                                                                          1998           1997
                                                                          ----           ----

ASSETS
Current assets:
Cash and cash equivalents                                              $   1,994       $     762
Trade receivables, net                                                    26,701          10,214
Inventories                                                               29,878           9,534
Investment in and net receivable from discontinued operations                             51,567
Other current assets                                                       1,730           6,094
                                                                       ---------       ---------
    Total current assets                                                  60,303          78,171

Property and equipment, net                                               38,813          13,763
Goodwill and intangibles, net                                             45,249          13,363
Equity in and notes receivable from affiliated companies                                   8,773
Other assets                                                               7,436           5,619
                                                                       ---------       ---------
    Total assets                                                       $ 151,801       $ 119,689
                                                                       =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short term debt and current portion of long term debt                  $  25,411       $  25,458
Accounts payable                                                          11,028           4,891
Other accrued expenses                                                    24,044          13,485
                                                                       ---------       ---------
    Total current liabilities                                             60,483          43,834
Long-term debt                                                            28,500          31,349
Non-recourse long-term debt                                                8,486
Convertible subordinated notes                                            14,648          23,742
Other liabilities                                                          7,570           8,307
                                                                       ---------       ---------
    Total liabilities                                                    119,687         107,232
                                                                       ---------       ---------

Minority interests                                                           237
Mandatorily redeemable preferred stock                                                     9,294
Stockholders' equity:
Common stock - par value $.01; 50,000 shares                                 207              88
  authorized; 20,711 and 8,815 shares issued
Additional paid-in capital                                                69,975          28,743
Cumulative translation adjustment                                            (38)
Treasury stock - 501 and 2 shares, at cost                                (2,507)            (17)
Accumulated deficit                                                      (35,760)        (25,651)
                                                                       ---------       ---------
     Total stockholders' equity                                           31,877           3,163
                                                                       ---------       ---------
     Total  liabilities and stockholders' equity                       $ 151,801       $ 119,689
                                                                       =========       =========

           See accompanying notes to condensed financial statements.

                            LUMEN TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                      Quarter ended                  Nine months ended
                                                                      September 30,                    September 30,
                                                                ----------------------------    -----------------------------
                                                                    1998            1997            1998            1997
                                                                ------------    ------------    -------------    ------------

REVENUES
Net sales                                                         $  36,956       $  12,057       $ 105,885       $  35,221

COSTS AND EXPENSES
Cost of sales                                                        23,535           7,599          69,156          21,785
Selling, general and administrative                                   7,358           1,519          20,363           5,906
Merger and spinoff related nonrecurring, non-cash charges                                            16,704
Depreciation and amortization                                         1,196           1,172           3,253           1,841
Interest expense                                                      1,422             862           4,025           2,567
Other income                                                            (95)           (138)             (8)           (879)
                                                                  ---------       ---------       ---------       ---------
Total costs and expenses                                             33,416          11,014         113,493          31,220
                                                                  ---------       ---------       ---------       ---------

Income (loss) from continuing operations before taxes                 3,540           1,043          (7,608)          4,001
Provision for income taxes                                            1,239             345           1,702           1,271
Minority interests                                                       (1)                            114
                                                                  ---------       ---------       ---------       ---------
Income (loss) from continuing operations                              2,302             698          (9,424)          2,730
Income (loss) from discontinued operations                                              354            (686)            371
                                                                  ---------       ---------       ---------       ---------
Net income (loss)                                                 $   2,302       $   1,052       $ (10,110)      $   3,101
                                                                  =========       =========       =========       =========
Comprehensive Income                                              $  (2,259)      $   1,052       $  10,067       $   3,101
                                                                  =========       =========       =========       =========
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic                                                                20,663           8,823          17,591           8,798
Diluted                                                              21,400           8,872          18,341           8,829

BASIC EARNINGS (LOSS) PER SHARE
From continuing operations                                        $    0.11       $    0.08       $   (0.53)      $    0.31
From discontinued operations                                                           0.04           (0.04)            .04
                                                                  ---------       ---------       ---------       ---------
                                                                  $    0.11       $    0.12       $   (0.57)      $    0.35
                                                                  =========       =========       =========       =========

DILUTED EARNINGS (LOSS) PER SHARE
From continuing operations                                        $    0.11       $    0.08       $   (0.53)      $    0.31
From discontinued operations                                                           0.04           (0.04)            .04
                                                                  ---------       ---------       ---------       ---------
                                                                  $    0.11       $    0.12       $   (0.57)      $    0.35
                                                                  =========       =========       =========       =========

           See accompanying notes to condensed financial statements.

                            LUMEN TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                                      Nine months ended
                                                                        September 30,
                                                               -------------------------------
                                                                   1998              1997
                                                               -------------    -------------

Cash flows from operating activities:
  Net cash provided by operating activities
      of continuing operations                                    $  4,187       $  2,917
  Net cash used by operating activities
      of discontinued operations                                                   (1,854)
                                                                  --------       --------
         Net cash provided by operating activities                $  4,187       $  1,063
                                                                  --------       --------

Cash flows from investing activities:
   Cash expended on acquisitions, net                               (9,657)        (1,686)
   Capital expenditures                                             (2,318)          (792)
   Net cash used by investing activities
      of discontinued operations                                                  (34,810)
                                                                  --------       --------
         Net cash used by investing activities                    $(11,975)      $(37,288)
                                                                  --------       --------

Cash flows from financing activities:
   Proceeds from (payments for) revolving credit line                 (370)        35,471
   Proceeds from (payments for) short term obligations                (572)
   Proceeds from (payments for) long term obligations               (5,469)           100
   Proceeds from issuances of common stock                           1,215            584
   Purchases of treasury stock                                      (2,507)          (204)
   Net cash provided (used) by financing activities
      of discontinued operations                                    16,766            (17)
                                                                  --------       --------
         Net cash provided by financing activities                $  9,063       $ 35,934
                                                                  --------       --------

Effect of change in exchange rate on cash                              (43)

Net increase (decrease) in cash                                   $  1,232       $   (291)
Cash and cash equivalents at beginning of period                       762          2,164
                                                                  --------       --------
Cash and cash equivalents at end of period                        $  1,994       $  1,873
                                                                  ========       ========


SUPPLEMENTAL CASH FLOW INFORMATION:

Non-cash investing and financing activities:

In March 1998, the Company completed the ILC Merger and Spinoff (as defined in
Note 1). In connection with these transactions, certain assets and liabilities of the Company were assigned to Bolle, Inc. ("Bolle") pursuant to the Contribution Agreement (as defined in Note 1). In addition, the Company contributed approximately $17 million of intercompany receivables to its investment in Bolle prior to the Spinoff.

The Company canceled its Series A Mandatorily Redeemable Preferred Stock of $9.3 million in exchange for the settlement of a portion of the intercompany receivables from Bolle described above.

           See accompanying notes to condensed financial statements.

                            LUMEN TECHNOLOGIES, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

On March 11, 1998, Lumen Technologies, Inc. (the "Company") distributed its subsidiary, Bolle Inc. ("Bolle"), to its stockholders via a spinoff (the "Spinoff"). In the Spinoff, Company stockholders received one share of Bolle common stock for every three shares of Company common stock. In conjunction with the Spinoff, the Company and Bolle entered into a Management Services Agreement (the "Management Services Agreement") and a Bill of Sale and Assignment Agreement (the "Contribution Agreement"). The Management Services Agreement provides management services to Bolle for an agreed fee. The Company has assigned, effective January 1, 1999, all of its rights and obligations under the Management Services Agreement to Marlin Holdings, Inc. In accordance with the Contribution Agreement, (i) the Company assigned to Bolle all of the Company's assets other than the assets related to the ORC Technologies, Inc. ("ORC") Business (as defined in the Contribution Agreement) and certain other specific assets retained by the Company, and (ii) Bolle assumed all of the Company's liabilities prior to the Spinoff other than those related to the ORC Business and certain specific liabilities.

On March 12, 1998, the Company (through its wholly-owned subsidiary, BILC Acquisition Corp.) completed its merger with ILC Technologies, Inc. ("ILC Merger"). Under the terms of the agreement, ILC shareholders received 2.2042 shares of Company Common Stock for each share of ILC common stock outstanding. Immediately prior to and in conjunction with the ILC Merger, the Company changed its name to Lumen Technologies, Inc. and effected a one-for-two reverse stock split. The effect of the one-for-two reverse split has been retroactively presented in these financial statements.

The accompanying unaudited condensed financial statements reflect (i) the continuing operations of ORC and ILC; (ii) Bolle net assets as of December 31, 1997 as "Investment in and net receivables from discontinued operations" and Bolle's results of operations as discontinued for all periods presented; (iii) the ILC Merger; and, (iv) the disposition of certain assets and liabilities pursuant to the Contribution Agreement.

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles, Regulation S-X and the instructions for Form 10-Q. These statements contain all adjustments, consisting only of normal, recurring adjustments, except for adjustments made in connection with the Spinoff and ILC Merger (as described in Notes 3 and 4) which occurred in the first quarter of 1998, which in the opinion of management are necessary to fairly present the consolidated financial position of the Company as of September 30, 1998 and its results of operations for the three and nine months ended September 30, 1998 and 1997 and its cash flows for the nine months ended September 30, 1998 and 1997. The results of operations of the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. The consolidated balance sheet as of December 31, 1997 reflects the investment in discontinued operations. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, in July 1998. The Statement establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that all derivatives be recognized as either assets or liabilites and that these instruments be measured at fair value. This standard, which is effective for fiscal quarters of fiscal years beginning after June 15, 1999, is not expected to have a material impact on the Company.

NOTE 2 - DISCONTINUED OPERATIONS

On March 11, 1998, the Company completed the Spinoff. Accordingly, the results of operations of Bolle have been included in discontinued operations for the nine months ended September 30, 1997 and for the period from January 1, 1998 until the Spinoff.

Summarized information on the combined discontinued operations follows (in thousands):

                                                                 Nine months ended
                                                                    September 30,
                                                                 1998        1997
                                                                 ----        ----

Net sales                                                      $ 6,705    $ 20,670

(Loss) Income from discontinued operations before taxes        $  (949)   $    584
Income tax (benefit) provision                                    (370)        196
Preferred stock dividend                                           107
Minority interest                                                               17
                                                               -------    --------
(Loss) Income from discontinued operations                     $  (686)   $    371
                                                               =======    ========


NOTE 3  - ILC MERGER

As described in Note 1, on March 12, 1998, the Company completed the ILC Merger in a transaction accounted for as a purchase. To effect the ILC Merger, the Company acquired all of the shares of ILC in exchange for 10.9 million shares of Company common stock. Total consideration including $10.2 million of merger related expenses was $67.5 million. A summary of the preliminary allocation of purchase price is as follows:

                  (in thousands)
                  Current assets                     $ 23,836
                  Property and equipment               25,873
                  Goodwill and intangibles             35,209
                  Other assets                             95
                  Current liabilities                 (12,902)
                  Long term liabilities                (4,568)
                                                     --------
                                                     $ 67,543
                                                     --------

The Company determined that net book value approximated fair value for current assets, other assets, current liabilities and other liabilities, except for certain adjustments to inventories and trade receivables. Reserves of $3.2 million were established as part of purchase accounting for integration and other expenses. Land and buildings were revalued based on independent appraisals resulting in a step up of $4.3 million. For all other property, plant and equipment, book value was assumed to approximate fair value.

Based on work carried out to date by an independent appraisal firm and management's estimates, in process research and development costs acquired approximated $7.0 million. See Note 4.

The remainder of the excess of purchase price over book value of $28.2 (after the purchased in process research and development charge of $7.0 million) was allocated to goodwill which is being amortized over 40 years.


NOTE 4 - MERGER AND SPINOFF RELATED NONRECURRING, NON-CASH CHARGES

The Company's merger and spinoff related nonrecurring, non-cash charges of $16.7 million during the quarter ended March 31, 1998 include the following:

(i) a $9.7 million nonrecurring, non-cash compensation charge relating to stock options. In connection with the ILC Merger and Spinoff, the Company stock option grants outstanding at March 11, 1998 were changed into separate Company and Bolle stock option grants in order to maintain the option holders' economic position equivalent to that immediately prior to the ILC Merger and Spinoff, in each of the separate companies. The changes to the option grants resulted in a nonrecurring, non-cash compensation charge equal to the excess of fair market value over the exercise price of the new grants of $9.7 million with a corresponding credit being recorded to additional paid in capital. The charge is reflected in the Company's financial statements for the quarter ended March 31, 1998; and,

(ii) a $7.0 million write-off of in process research and development costs ("R&D") acquired in connection with the ILC Merger. Purchased in process R&D includes the value of products in the development stage which at the date of acquisition are not considered to have reached technological feasibility. In accordance with Financial Accounting Standards Board Interpretation No. 4, purchased in process R&D is required to be expensed by the acquirer. Accordingly, $7.0 million of the purchase price of ILC was expensed during the first quarter ended March 31, 1998.


NOTE 5 - SUBSEQUENT EVENTS

On October 21, 1998, the Company entered into an Agreement and Plan of Merger (the "Agreement"), dated as of October 21, 1998, among EG&G, Inc. (the "Parent"), Lighthouse Weston Corp., a wholly owned subsidiary of the Parent (the "Purchaser") and the Company, pursuant to which the Parent agreed to acquire the Company for approximately $250 million in cash and assumed debt. Under the terms of the Agreement, subject to certain conditions, Purchaser agreed to commence a tender offer to purchase all outstanding shares of the Company's common stock for $7.75 per share in cash. The Agreement also provides that following consummation of the tender offer, Purchaser will be merged with Lumen and any remaining shares of the Company's common stock will be converted into the right to receive $7.75 per share. On October 27, 1998, Parent commenced a tender offer to purchase all outstanding shares of the Company's common stock. The tender offer was made by Purchaser upon the terms and subject to the conditions set forth in the Offer To Purchase, dated October 27, 1998, and related Letter of Transmittal (the "Offer") and is outlined in the Company's Schedule 14D-9 filed with the Securities and Exchange Commission and mailed to stockholders.